SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                         Date of Report January 15, 1997


                                    DCX, Inc.
             (Exact name of registrant as specified in its charter)



    Colorado                         0-14273                   84-0868815
(State of                         (Commission                 (IRS Employer
incorporation)                   File Number)               Identification No.)



3002 North State Highway 83, Franktown, CO                       80116-0569
(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (303) 688-6070





                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5, Other Events.


The Company reports that it entered into a 12 month consulting agreement with Transition Partners Limited of Boulder, Colorado on January 15, 1997.

Transition Partners Limited (TPL) is a consulting firm with experience in turnaround situations, mergers and acquisitions, and in capital formation.

Under the terms of the agreement, TPL will act in an advisory capacity to the Board of Directors of DCX and assist the Company in strategic planning, capital planning and formation, corporate development and merger/acquisition services. The agreement provides for a monthly retainer fee and for the issue of warrants for the purchase the Company's common stock equal to five percent of the shares outstanding on January 15, 1997 at a price of $1.00 per share. The warrants will have an expiration date five years from the engagement date. In addition, TPL will receive a "success fee" equal to five percent of total capital, debt or equity, procured for the Company by TPL.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DCX, Inc.
                                             (Registrant)


January 29, 1997                            /S/  FREDERICK G. BEISSER
                                                --------------------------------
                                                      (Signature)
                                                    Frederick G. Beisser
                                                Secretary, Treasurer &
                                                Chief Financial Officer





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